EXHIBIT (5)(a)
Enrollment Form

SECUREPATH FOR LIFE ENROLLMENT FORM
TRANSAMERICA LIFE INSURANCE COMPANY
Home Office: Cedar Rapids, IA Telephone: (800) 525-6205
Mailing Address: 4333 Edgewood Road NE, Cedar Rapids, IA 52499
Use this form to initiate the Rollover Distributions and Portability of Guarantees provision of the SecurePath for Life with MFTC as custodian.

PARTICIPANT INFORMATION
FULL NAME
Residential Address:(1)
Mailing Address:
SSN:                                          DOB:                                           Telephone Number:                                          Sex: ☐ M ☐ F
U.S. Citizen ☐ Yes ☐ No (Country of Citizenship:                                          ) ☐ Resident Alien ☐ Non-Resident Alien

(1) Address must be completed and cannot be a P.O. Box.

TYPE OF PLAN APPLYING FOR
☐ Traditional IRA           ☐ Roth IRA           ☐ Traditional and Roth IRA Combination

SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE
•	To the best of my knowledge and belief, all of my statements and answers on this form are correct and true.

•	This form is subject to acceptance by Transamerica Life Insurance Company. If this form is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	I have read the Fraud and Disclosure Statements listed in this form.

Signed at:

	City	State	Date
F Participant Signature: X

AGENT INFORMATION
Agent Full Name:
Agent ID Number:                                          Florida Agent License Number:
Phone Number:                                          Email Address (Optional):
F Signature: X

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Fraud and Disclosure Statements
For Applicants in AZ
Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.
For Applicants in AR, LA, ME, NM, OH, OK, RI, TN, WV
Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
For Applicants in CO
It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
For Applicants in DC
WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
For Applicants in FL
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
For Applicants in KY
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
For Applicants in MD
Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
For Applicants in NJ
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
For Applicants in PA
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
For Applicants in VA
It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.
For Applicants in WA
It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.
Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.

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